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                                  EXTENSION OF
                              CONSULTING AGREEMENT


          THIS AGREEMENT, made as of March 4, 1995, by and between SIDNEY COHEN, of Minneapolis, Minnesota ("Consultant") and NORSTAN, INC., a Minnesota corporation (the "Company"),

                              W I T N E S S E T H:

          WHEREAS, Consultant is currently acting as a consultant to the Company pursuant to an Extension of Consulting Agreement dated February 29, 1992, which extended a Consulting Agreement dated May 1, 1987, which agreement as extended will expire on April 30, 1995; and

          WHEREAS, the continued availability of Consultant's experience and knowledge are considered to be important to the continued success of the Company's business; and

          WHEREAS, the Company wishes to renew the Consulting Agreement and to retain the services of Consultant as an adviser and consultant to the Company and to restrict his right to compete with the Company, for an additional period of three years, and Consultant is willing to provide such services and to agree to such restrictions on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

     1. CONSULTING PERIOD. The Company agrees to renew the Consulting Agreement and to retain the services of Consultant, and Consultant agrees to provide the services hereinafter described, for an additional period (the "Consulting Period") beginning on May 1, 1995 and ending on April 30, 1998.

     2.   DUTIES.

          a. CONSULTING SERVICES. During the Consulting Period, Consultant shall hold himself available to consult with and advise the officers, directors, and other representatives of the Company concerning such matters relating to the operations of the Company as the Board of Directors of the Company shall determine. Consultant shall make himself available to render such services at all reasonable times by telephone or letter and, upon reasonable advance notice, in person; PROVIDED, that Consultant shall not be required to perform consulting or advisory services for more than 30 hours during any calendar month during the Consulting Period and shall not be required to perform consulting or advisory services during any period in which he is precluded from doing so by reason of incapacity or ill health.

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          b.   SERVICES AS A DIRECTOR.  Consultant shall continue to serve as a
Director of the Company until the expiration of his current term, whereupon the Company shall use its best efforts to have him included among management's nominees for election to its Board of Directors for each succeeding term ending not later than one year after the expiration of the Consulting Period. Consultant shall continue to serve as Chairman of the Board of Directors of the Company until the annual meeting of the Company's shareholders next following the date of this Agreement, and for any subsequent portion of the Consulting Period for which he may be elected to that position. Consultant agrees that, except insofar as he may be unable to do so by reason of incapacity or ill health, he shall serve as a Director, and as Chairman of the Board of the Directors, of the Company and of any of its subsidiaries during any part of the Consulting Period for which he may be elected to such a position. Consultant shall be entitled to standard Director's fees for any period during which he is serving as a Director of the Company, which fees shall be in addition to any compensation payable to Consultant pursuant to this Agreement.

     3. COMPENSATION. During the Consulting Period, Consultant shall be compensated as follows:

          a. RETAINER. During the Consulting Period, Consultant shall be paid a retainer at the rate of $95,000 per year, payable in equal monthly installments.

          b. FACILITIES. During the Consulting Period, Company shall provide Consultant with office space, secretarial assistance, and the use of a Company automobile comparable to that currently provided to him.

          c. EXPENSES. Consultant shall be reimbursed by the Company for all reasonable business expenses incurred by him in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company relating to the reimbursement of such expenses.

          d. FRINGE BENEFITS. Consultant shall not be entitled to participate in any of the pension, profit sharing, or other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company for its employees.

          e. DEDUCTION AND WITHHOLDING. All compensation and other benefits payable to or on behalf of Consultant pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Consultant or required by applicable law.

     4. DISABILITY. If, during the Consulting Period, Consultant shall become incapacitated by accident or illness and, in the opinion of the Board of Directors of the Company, shall be unable to perform the services required of him pursuant to this

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Agreement, the retainer payable to Consultant pursuant to paragraph 3.a. shall be continued for the remainder of the Consulting Period, but the Company shall have no further obligations to Consultant pursuant to paragraphs 2 or 3 hereof, and Consultant shall have no further obligations to render services pursuant to paragraph 2 hereof.

     5. DEATH. If Consultant shall die during the Consulting Period without having breached any of the terms of this Agreement, the retainer payable pursuant to paragraph 3.a. shall be continued for the remainder of the Consulting Period and shall be paid to the beneficiary named in the last written instrument signed by Consultant for the purposes of this Agreement and received by the Company prior to his death. If Consultant fails to name a beneficiary, such amounts shall be paid to his estate. In addition, Consultant shall be entitled to the additional death benefit provided in paragraph 6 below.

     6. ADDITIONAL DEATH BENEFIT. The provisions of this paragraph 6 shall supersede, amend, and replace the provisions of the "Employee Death Benefit Agreement" between Consultant and the Company, dated May 3, 1985.

          a. PAYMENT ON DEATH. In the event of the Consultant's death during the Consulting Period without having breached any of the terms of this Agreement, the Company shall pay to his wife, Beverly Cohen, if she is then living, or if she is not then living, in equal shares to Consultant's children who are then living, the principal sum of $200,000 together with interest thereon at the rate of 8% per annum, from the date of death, in installments as hereinafter provided. The Company shall pay said principal and interest in equal monthly installments including interest over a period of time not to exceed five years, said period of time to be determined in the sole discretion of the Company's Board of Directors. In the event that any beneficiary dies before receiving any payment otherwise payable to said beneficiary hereunder, said payment and any remaining payments shall be paid to the then surviving beneficiary or beneficiaries named herein in the same manner as if said deceased beneficiary had not survived the Consultant as regards any payments not yet made upon the deceased beneficiary's death. The beneficiary designations set forth in this paragraph 6.a. shall be irrevocable with respect to any death benefit payable pursuant to this paragraph 6.a.

          b. INSURANCE POLICIES. At the expiration of the Consulting Period, the Company shall transfer and assign to Consultant, at no cost to Consultant (other than income or other taxes payable by Consultant with respect to such transfer, which shall be the responsibility of Consultant), all of its right, title, and interest in or to any insurance policy or policies then maintained by it for the purpose of funding its obligation to pay the death benefit provided for in paragraph 6.a. The Company shall have no obligation to maintain, or to continue to maintain, any such policy or policies; PROVIDED, that if the

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value of the policy or policies so maintained by the Company at the expiration of the Consulting Period (the "Policy Value") is less than the "Target Value" (as such term is hereinafter defined), then the Company shall pay to Consultant, within 30 days after the expiration of the Consulting Period, the amount by which the Target Value exceeds the Policy Value. (If no such policies are maintained by the Company at the expiration of the Consulting Period, the Company shall pay to Consultant an amount equal to the Target Value.) For the purposes of this paragraph 6.b., "Target Value" shall mean the combined cash values of:

               (1) a $100,000 face value life insurance policy, number 1083085, issued by Minnesota Mutual Life Insurance Company and dated December 19, 1974; and

               (2) a $100,000 face value life insurance policy, number 1846894, issued by Connecticut General Life Insurance Company and dated August 20, 1980;

determined as of the expiration of the Consulting Period as though such policies had been continued in effect until such time, with all premiums paid when due, and with no loans or withdrawals from such policies other than loans or withdrawals made prior to the date of this Agreement.

     7.   COMPETITION.

          a. Consultant covenants and agrees that during the Consulting Period, he will not, except with the express written consent of the Board of Directors of the Company, engage directly or indirectly in, or permit his name to be used in connection with, any competitive business in the geographic area serviced by the Company or its subsidiaries.

          b. For the purposes of this paragraph 7: (i) the phrase, "engage directly or indirectly in" shall encompass: (A) all of consultant's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm, or corporation (other than the Company and its subsidiaries), and (B) Consultant's ownership of more than 10% of the voting stock of any corporation, 5% or more of the gross income of which is derived from any business or businesses in which Consultant may not then engage; and (ii) the phrase "competitive business" shall mean: (A) the sale of telephone, telecommunications, or similar equipment, and
(B) any other business in which the Company or its subsidiaries is then engaged.

     8. ENFORCEMENT. If, at the time of enforcement of any provision of paragraph 7, a court shall hold that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by Consultant of any of the

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provisions of paragraph 7, the Company may, in addition to any other rights and remedies existing in its favor: (a) discontinue the payment of any amounts, or the provision of any benefits, required to be paid or provided to Consultant pursuant to this Agreement; and (b) apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     9. STATUS OF CONSULTANT. During the Consulting Period, Consultant's relationship to the Company shall be solely that of an independent contractor. Subject to the provisions of paragraph 7 hereof, Consultant shall be free to dispose of such portion of his time during normal business hours as he is not obligated to devote to the Company hereunder in such manner, and to such persons, firms, and corporations, as he sees fit. Consultant agrees that he will not take any position inconsistent with his status as an independent contractor hereunder in any federal, state, or local income or other tax return.

     10.  SUCCESSORS.

          a. OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, and any successor to the business and/or assets of the Company which executes and delivers the agreement provided for in this paragraph 10 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

          b. OF CONSULTANT. This Agreement shall inure to the benefit of and shall be enforceable by Consultant, his legal representative, or other successors in interest.

     11.  GENERAL PROVISIONS.

          a. ASSIGNMENT. Except as provided in paragraph 5, it is agreed that neither Consultant nor any beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payment or other benefit hereunder, which payments and benefits, and the rights thereto, are expressly declared to be nonassignable and nontransferable. Except as provided in paragraph 10.a., the Company shall have no right to assign or transfer its rights or obligations under this Agreement without Consultant's prior written consent.

          b. UNSECURED CREDITORS. The rights of Consultant under this Agreement, and of any beneficiary or Consultant, shall be solely those of an unsecured creditor of the Company. Any asset acquired by the Company, in connection with the liabilities

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assumed by it under this Agreement, shall not be deemed to be held under any trust for the benefit of the Consultant or his beneficiaries or to be considered security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company.

          c. EFFECT OF HEADINGS. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

          d. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          e. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          f. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties thereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

          g. APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

          h. NOTICES. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered or certified mail, registry or certification fee and postage prepaid and return receipt requested, addressed:

               If to the Company, to:

               Norstan, Inc.
               P.O. Box 9003
               Maple Grove, Minnesota 55311
               Attention:  Board of Directors; or

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               If to Consultant, to:

               Sidney Cohen
               3916 Basswood Road
               Minneapolis, Minnesota 55416;

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

          i. SURVIVAL. The rights and obligations of the parties shall survive the term of the Consulting Period to the extent that any performance is required under this Agreement after the expiration or termination of such term.

          j. ENTIRE AGREEMENT. This Agreement, the Extension of Consulting Agreement dated February 29, 1992, and the Consulting Agreement dated May 1, 1987 constitute all the agreements of the parties with respect to the subject matter thereof, and supersede all previous agreements between the parties relating to the same subject matter including, without limitation, the Employee Death Benefit Agreement between the parties dated May 3, 1985.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   NORSTAN, INC.



                                   By  /s/ Paul Baszucki
                                       -----------------------
                                       Chief Executive Officer



                                       /s/ Sidney Cohen
                                       -----------------------
                                            Sidney Cohen

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